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                                                                     EXHIBIT 8.1


                                  June 17, 1996






Banc One ABS Corporation

     RE:  BANC ONE AUTO GRANTOR TRUST 1996-B
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Ladies and Gentlemen:

     We have acted as special federal income tax counsel for Banc One ABS Corporation, an Ohio corporation (the "Seller"), in connection with the preparation and filing of a Registration Statement on Form S-3 (Registration No. 333-3457) (the "Registration Statement"), originally filed with the Securities and Exchange Commission (the "Commission") on May 10, 1996, as amended by Amendment No. 1 to the Registration Statement to be filed with the Commission ("Amendment No. 1"). The Registration Statement relates to the offering of Class A Asset Backed Certificates and Class B Asset Backed Certificates (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") by and among the Seller, Bank One, Arizona, NA, as seller and Bankers Trust Company, as trustee.

     In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (a) a prospectus included in Amendment No. 1 relating to the Certificates (the "Prospectus"), (b) the form of the Pooling and Servicing Agreement filed as an exhibit to Amendment No. 1 and, (c) the form of the Certificates (included as exhibits to the Pooling and Servicing Agreement).

     Based upon the foregoing, we hereby confirm that the statements in the Prospectus under the heading "FEDERAL INCOME TAX CONSEQUENCES," to the extent they constitute matters of law or legal conclusions with respect thereto, are correct.

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Banc One ABS Corporation
June 17, 1996
Page 2


     We hereby consent to the use of our name in the Prospectus under the headings "FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS" and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Respectfully submitted,


                                        SQUIRE, SANDERS & DEMPSEY